THE BANK OF NEW YORK
CORPORATE TRUST AND AGENCY SERVICES
101 BARCLAY STREET
NEW YORK, NEW YORK 10236

CWMBS, INC.
MORTGAGE PASS-THROUGH CERTIFICATES
SERIES 1996-D

STATEMENT TO CERTIFICATEHOLDERS PREPARED PURSUANT TO SECTION 4.04 OF THE POOLING AND SERVICING AGREEMENTS DATED MARCH 1, 1996
CUSIP #126691
                                         Distribution Date           05/25/96


4.06(i)      Reduction of the Stated Amount of Certificates

                                                             SINGLE             TOTAL
                                                            CERTIFICATE         AMOUNT
             Class A-1 Certificates.      RS5             $75.15743420      $2,146,338.49
             Class A-2 Certificates.      RT3              $0.00000000              $0.00
             Class A-3 Certificates.      RU0              $0.00000000              $0.00
             Class A-4 Certificates.      RV8              $0.00000000              $0.00
             Class A-5 Certificates.      RW6              $0.00000000              $0.00
             Class A-6 Certificates.      RX4              $0.00000000              $0.00
             Class A-7 Certificates.      RY2              $0.00000000              $0.00
             Class A-8 Certificates.      RZ9              $1.02976262         $11,582.77
             Class A-R Certificates.      SA3             $75.20000000              $7.52
             Class X Certificates.        SC9              $0.00000000        $0.00000000
             Class B-1 Certificates.      SD7              $0.57156528          $6,163.76
             Class B-2 Certificates.      SE5              $0.57156642          $2,641.78
             Class B-3 Certificates.      SF2              $0.57156494         $ 1,760.42
             Class B-4 Certificates.      N/A              $0.57156637            $645.87
             Class B-5 Certificates.      N/A              $0.57157212            $352.66
             Class B-6 Certificates.      N/A              $0.57156585            $763.21


                                       Total Amount                          2,170,256.48

             Aggregate amount of any Principal Prepayments                   2,052,853.39


4.06(ii)     Amount of distribution representing interest.
                                             SINGLE              TOTAL
                                           CERTIFICATE          AMOUNT
             Class A-1 Certificates.      $5.83333333        $166,587.75
             Class A-2 Certificates.      $0.58361393        $479,237.50
             Class A-3 Certificates.      $5.83333355         $89,611.67
             Class A-4 Certificates.      $5.83333411         $25,089.17
             Class A-5 Certificates.      $0.00000000              $0.00
             Class A-6 Certificates.      $5.83333322        $175,583.33
             Class A-7 Certificates.      $5.83333362         $68,156.67
             Class A-8 Certificates.      $5.83333304         $65,613.33
             Class A-R Certificates.      $6.50000000              $0.65
             Class X Certificates.        $1.05176922        $216,040.02
             Class B-1 Certificates.      $5.83333364         $62,906.67
             Class B-2 Certificates.      $5.83333405         $26,961.67
             Class B-3 Certificates.      $5.83333442         $17,966.67
             Class B-4 Certificates.      $5.83333628          $6,591.67
             Class B-5 Certificates.      $5.83333874          $3,599.17
             Class B-6 Certificates.      $5.83333268          $7,789.23


                                    Total Amount            1,411,735.17

4.06(iii)    Amount of interest shortfall                           0.00


4,06(iv)     Stated Amount of Certificates after this Distribution
                              ORIGINAL            SINGLE             TOTAL
                             BALANCE             CERTIFICATE        AMOUNT
 Class A-1 Certificates.   28,557,900.00      $849.68513161     $24,265,223.02
 Class A-2 Certificates.   82,155,000.00      $100.04810298     $82,155,000.00
 Class A-3 Certificates.   15,362,000.00    $1,000.00000000     $15,362.000.00
 Class A-4 Certificates.    4,301,000.00    $1,000.00000000      $4,301,000.00
 Class A-5 Certificates.      430,000.00    $1,000.00000000        $430,000.00
 Class A-6 Certificates.   30,100,000.00    $1,000.00000000     $30,100,000.00
 Class A-7 CertiFicatcs.   11,684,000.00    $1,000.00000000     $11,684,000.00
 Class A-8 Certificates.   11,248,000.00      $997.94047475     $11,224.834.46
 Class A-R Certificates.          100.00      $849.60000000             $84.96
 Class X Certificates.     05,406,296.72        $0.00000000              $0.00
 Class B-1 Certificates.   10,784,000.00      $998.85686944     $10,771,672.48
 Class B-2 Certificates.   $4,622,000.00      $998.85686716      $4,616,716.44
 Class B-3 Certificates.    3,080,000.00      $998.85687013      $3,076,479.16
 Class B-4 Certificates.    1,130,000.00      $998.85686726      $1,128,708.26
 Class B-5 Certificates.      617,000.00      $998.85685575        $616,294.68
 Class B-6 Certificates.    1,335,296.72      $998.85686831      $1,333,770.30
                                                      Total    $201,065,783.76

4.06(v)      The Pool Stated Principal Balance for the following Distribution
             Date                                         $201,065.783.76

4.06(vi)     Senior Percentage for this Distribution Date       94.7498452909%
             Subordinated Percentage for this Distribution Date  5.2501547091%

4.06(vii)    Amount of the Master Servicing Fees paid to or retained by the
             Master Servicer with respect to such Distribution Date 21,396.49

4.06(viii)   Pass-Through Rate and for each Class of Certificates 7.00000000%
             Class A-1 Certificates.                              7.00000000%
             Class A-2 Certificates.                              7.00000000%
             Class A-3 Certificates.                              7.00000000%
             Class A-4 Certificates.                                      N/A
             Class A-5 Certificates.                              7.00000000%
             Clast A-6 Certificates.                              7.00000000%
             Class A-7 Certificates.                              7.00000000%
             Class A-8 Certificates.                              7.00000000%
             Class A-R Certificates.                              1.26200000%
             Class X Certificates.                                7.00000000%
             Class B-1 Certificates.                              7.00000000%
             Class B-2 Certificates.                              7.00000000%
             Class B-3 Certificates.                              7.00000000%
             Class B-4 Certificates.                              7.00000000%
             Class B-5 Certificates.                              7.00000000%
             Class B-6 Certificates.

4.06(ix)     Amount of Advances included in the distribution on such
             Distribution Date
             Aggregate amount of advances outstanding as of the close of
             business on such Distribution Date.         37,994.48

4.06(x) The number and aggregate principal amounts of Mortgage Loans delinquent

                         30 to 59 days                  14       $4,462,764.62
                         60 to 89 days                   1         $191,250.00
                            90 or more                   0                $0.00

             The number and aggregate principal amounts of Mortgage Loans in foreclosure and delinquent
                          30 to 59 days                  14      $4,462,764.62
                          60 to 89 days                   1        $191,250.00
                             90 or more                   0              $0.00

4.06(xi) The aggregate dollar amount of Scheduled Payments for each of Mortgage Loan for the precceding 12 calender months or all calender months since cut-off date

             (a) All outsanding Mortgage loans on each Due Date           $0.00
             (b) Delinquent 60 days or more on each of the Due Dates $191,250.00


4.06(xi) Loan number and Stated Principal Balance of any Mortgage loan that became an REO Property during the preceding calendar month
                                 0    $0.00

4.06(xiii) Total number and  principal  balance of any REO  Properties as of the close of business on the  Determination  Date preceding  such  Distribution
     Date.                       0    $0.00

4.106(xiv)   Senior Prepayment Percentage                      100.0000000000%

4.06(xv)     Aggregate amount of Realized Losses incurred during the preceding
             calendar month     $0.00
             Aggregate amount of Realized Losses through Distribution Date $0.00

4.06(xvi)    Special Hazard Loss Coverage Amount                3,118,505.00
             Required Fraud Loss Coverage                       6,099,827.00
             Current Bankruptcy Amount                            100,000.00

4.06(xviii)  Withdrawal from Reserve Fund for such Distribution Date

             A-6                                                   $0.00
             A-7                                                   $0.00

4.06(xix)    Amount  remaining  in the Reserve  Fund after  taking into  account amounts withdrawn for such distribution date

             A-6                                             $30,100,000.00
             A-7                                             $11,684,000.00